Exhibit 99.1

For Immediate Release

Contact:	Carl C. Gregory, III
President and CEO
	Phone:	858-309-6961
	Email:	carl.gregory@mcmcg.com
ENCORE REPORTS FULL YEAR 2002 RESULTS
*2002 net income significantly increases to $13.8 million
versus a net loss of $10.9 million in 2001
*2002 gross collections increase 79% to $148.8 million

San Diego, California, March 17, 2003 - Encore Capital Group, Inc. (OTCBB: ECPG.OB) announced today significantly improved results of operations for its fiscal year 2002.

During 2002, Encore collected $148.8 million, up 79% from $83.1 million in 2001. 2002 revenue of $90.4 million represented 61% of collections versus 2001 revenue of $47.8 million, which was 58% of collections. Net income increased to $13.8 million in 2002 versus a loss of $10.9 million in 2001. Earnings per share on a fully diluted earnings basis increased to $0.84 from a fully diluted loss per share of ($1.52) in 2001. For 2002, Encore’s net income and fully diluted earnings per share include the benefit of $6.3 million and $.38 per share, respectively, from the reinstatement of its net deferred tax asset. These improvements reflect the company’s successful efforts in acquiring quality portfolios, refining its collection channels, and effectively managing expenses.

Commenting on 2002’s results, Carl C. Gregory, III, Encore's President and CEO said, “We are pleased with the turnaround we have achieved at Encore. Our team has effectively repositioned Encore as an industry leader.”

Encore (which was formerly known as MCM Captital Group, Inc.) is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. During 2002, Encore invested approximately $62.5 million in portfolio purchases, up 60% compared to 2001. During 2002, Encore purchased three different types of accounts: charged-off credit cards, general unsecured consumer credit and auto deficiencies.

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NOTES TO PRESS RELEASE

The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss, estimates of capital expenditures, plans for future operations, products or services, and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include:

  The Company's ability to maintain existing, and secure additional, financing;

  the Company's ability to maintain sufficient liquidity to operate our business;

  the Company's continued servicing of the receivables in our securitization transactions and warehouse facility;

  the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations (including from sellers of non-conforming receivable portfolios);

  the Company's ability to hire and retain qualified personnel to recover its receivables efficiently;

  changes in, or failure to comply with, government regulations;

  the costs, uncertainties and other effects of legal and administrative proceedings; and

  risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K for the period ended December 31, 2001 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2002.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.